UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2018

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000‑24085	94‑3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive

Fremont, California 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (510) 438‑4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

◻ Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

◻ Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 20, 2018, the Board of Directors (the “Board”) of AXT, Inc. (the “Company”) determined that Robert G. Ochrym, the Company’s Vice President, Business Development, Strategic Sales and Marketing, is no longer designated as an executive officer for purposes of Item 401(b) of Regulation S-K and an officer for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.  The Board approved Mr. Ochrym’s transition from full-time to part-time employment in connection with his anticipated retirement from the Company on or before November 5, 2018.

(e)

On February 20, 2018, the Compensation Committee of the Board approved and ratified certain changes to Mr. Ochyrm’s compensation for 2018 with respect to his transition from full-time to part-time employment in connection with his anticipated retirement from the Company on or before November 5, 2018.  Under the new arrangement, Mr. Ochrym will be paid at least $500 semi-monthly in accordance with the Company’s normal payroll procedures and will be paid $100 per hour for each hour of service to the Company above five hours of service in a payroll cycle.  During the transition period, Mr. Ochrym also will remain eligible to continue vesting with respect to his equity awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, Inc.

By:	/s/ Gary L. Fischer
Gary L. Fischer Chief Financial Officer and Corporate Secretary

Date: February 21,  2018